CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 76 to Registration Statement No. 002-80751 on Form N-1A of our reports, as dated below, relating to the financial statements and financial highlights of the Portfolios listed below, each a Portfolio of Metropolitan Series Fund (the “Fund”), appearing in the Annual Reports on Form N-CSR of the Fund for the year ended December 31, 2014.

Portfolio Name	Report Date
Baillie Gifford International Stock Portfolio	2/25/2015
Barclays Aggregate Bond Index Portfolio	2/25/2015
BlackRock Bond Income Portfolio	2/25/2015
BlackRock Capital Appreciation Portfolio	2/25/2015
BlackRock Large Cap Value Portfolio	2/25/2015
BlackRock Money Market Portfolio	2/25/2015
Frontier Mid Cap Growth Portfolio	2/25/2015
Jennison Growth Portfolio	2/25/2015
Loomis Sayles Small Cap Core Portfolio	2/25/2015
Loomis Sayles Small Cap Growth Portfolio	2/25/2015
Met/Artisan Mid Cap Value Portfolio	2/25/2015
MetLife/Dimensional International Small Company Portfolio	2/25/2015
MetLife Asset Allocation 20 Portfolio	2/25/2015
MetLife Asset Allocation 40 Portfolio	2/25/2015
MetLife Asset Allocation 60 Portfolio	2/25/2015
MetLife Asset Allocation 80 Portfolio	2/25/2015
MetLife Mid Cap Stock Index Portfolio	2/25/2015
MetLife Stock Index Portfolio	2/25/2015
MFS® Total Return Portfolio	2/25/2015
MFS® Value Portfolio	2/25/2015
MSCI EAFE Index Portfolio	2/25/2015
Neuberger Berman Genesis Portfolio	2/25/2015
Russell 2000® Index Portfolio	2/25/2015
T. Rowe Price Large Cap Growth Portfolio	2/25/2015
T. Rowe Price Small Cap Growth Portfolio	2/25/2015
Van Eck Global Natural Resources Portfolio	2/25/2015
Western Asset Management Strategic Bond Opportunities Portfolio	2/25/2015
Western Asset Management U.S. Government Portfolio	2/25/2015
WMC Balanced Portfolio	2/25/2015
WMC Core Equity Opportunities Portfolio	2/25/2015

We also consent to the references to us under the headings “Financial Highlights” in the Prospectuses and “Portfolio Holdings Disclosure Policy” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 27, 2015